Aspiriant Trust

Exhibit 19(a)(5) to Form N-CSR

December 4, 2025

Securities and Exchange Commission
100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 8(a) of the Aspiriant trust’s Form N-CSR for the period ended September 30, 2025, and we agree with the statements made therein.

Yours Truly,

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

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